Josef Blumenfeld                                    Raymond Ruddy
Director, Public Relations                          Director, Investor Relations
Concord Communications                              Concord Communications
(508) 303-4351                                      (508) 303-4350
jblumenfeld@concord.com                             rruddy@concord.com

                 CONCORD EXCEEDS REVENUE AND EARNINGS ESTIMATES

       Third quarter in a row, Company reports revenue and profit growth.

MARLBORO, MA, April 15, 2003 -- Concord Communications, Inc. (NASDAQ: CCRD), an industry leader in optimizing application performance and availability across networks and systems, today announced its financial results for the first fiscal quarter ended March 31, 2003. Revenue increased to $24.1 million, over $23.6 million in the fourth quarter of 2002. Pro forma earnings per share was $0.04, exceeding analyst earnings expectations of $0.03, as reported by Multex. GAAP earnings per share was $0.05.

"The results demonstrate our ability to execute successfully in a challenging environment," explained Jack Blaeser, Concord's CEO and President. "Customer recognition of the eHealth(R) Suite as the standard for large-scale performance deployments and our continuing investment in training and developing a market-leading sales force have increased our average deal size. We saw a significant increase in sales to global service providers this quarter that allowed us to achieve the growth in revenue and earnings, while increasing visibility."

DEAL SIZE INCREASED AS CUSTOMERS CHOSE THE EHEALTH(R) SUITE FOR SCALABILITY

- Average deal size for new customers more than doubled as a growing number of customers chose the eHealth(R) Suite to manage large IT infrastructures.

- Number of deals over $100,000 increased to 36, representing a 20% increase over the previous quarter.

SALES TO NEW CUSTOMERS INCREASED AND EXISTING CUSTOMERS EXPANDED USE OF THE EHEALTH(R) SUITE

- 22% of quarterly revenues came from 43 new customers, up sequentially from 15% of quarterly revenue in the prior quarter. New customers included Telefonica Spain, The Bank of England and the National Belgium Railway.

- 78% of quarterly revenues were generated from installed base from customers like Fraport AG and the County of Sacramento. Of the revenue from existing customers, 49% was from existing customers expanding deployment of their existing Concord products across a larger portion of their IT infrastructure and 51% was from customers expanding toward an end-to-end solution by purchasing new applications in the eHealth(R) Suite.

SALES TO THE GLOBAL SERVICE PROVIDER MARKETS GREW

- 45% of product revenue came from managed service provider customers, an increase of 17 points over the fourth quarter. These customers include Unisys Worldwide and BT Ignite.

- 21% of product revenue came from carrier infrastructure customers, an increase of 6 points over the fourth quarter. These customers include Cable & Wireless and Vodafone.

- 34% of product revenue came from enterprise customers like General Dynamics and VeriSign. This resulting decrease in enterprise mix from the previous quarter was primarily due to the increased percentage of global service provider revenue. The overall mix of enterprise, service provider and carrier infrastructure revenue is expected to fluctuate in response to quarterly market demand.

- International revenue was $12.1 million or 50% of total revenue, a sequential increase of 11 points from 39% in the previous quarter. Customers include Cable and Wireless, Audi and Bank International Indonesia.

CASH AND DEFERRED REVENUE INCREASED

-     Cash grew over $3 million to $76.8 million

- Deferred revenue increased to $25.7 million, up from $23.3 million in the prior quarter.

- Revenue contribution percentages from the product portfolio were consistent with prior quarters.

-     Gross margin was 81%, net margin was 3%.

- DSO was 70 days, up slightly from DSO of 66 days in Q4, primarily due to the increased international mix.

GUIDANCE ESTABLISHED

Concord is establishing guidance for Q2 between $24.5-25.5 million in revenue, and pro forma earnings per share between $0.05 and $0.06.

CONFERENCE CALL

Concord will hold a conference call on April 16, 2003, to discuss results, product direction and future expectations at 8:00 a.m. ET. The phone number for the call is 800-473-6123 (domestic) and 973-582-2710 (international). The call will be available for approximately two weeks. The number for the replay is 877-519-4471 for U.S./Canada and 973-341-3080 for international callers. The access code is 3846047. The information in this press release, call replay, and reconciliation of non-GAAP financials is posted at www.concord.com.

ABOUT CONCORD COMMUNICATIONS

Concord Communications, Inc. (NASDAQ: CCRD) is an industry leader in optimizing application performance and availability across networks and systems. Concord's 3000 customers worldwide -- including nearly 20% of the Fortune 500 -- use the eHealth(R) Suite as the software solution to manage their IT infrastructure to drive profitable business operations, reduce costs, and increase competitive positioning.

Concord is headquartered in Marlboro, MA. For more information on Concord, call 1-800-851-8725 or visit Concord on the Web at www.concord.com. Concord Communications, the Concord logo and eHealth are trademarks of Concord Communications, Inc.

SAFE HARBOR

Forward-looking statements made in this press release, including forward-looking statements regarding revenue and profit expectations, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements involve risks and uncertainties, and actual results could differ materially from the forward-looking statements contained herein. Risks and uncertainties include, without limitation, the magnitude and duration of the current domestic financial crisis and economic slowdown and specifically their impact on the software, networking and telecommunications industries; our customers' ability to obtain funding, specifically in light of the aforementioned financial and economic climate, and the resulting potential delay of customer purchasing decisions; risks of continued operating losses; the ability to attract and retain quality professional employees; uncertainties involving intellectual property rights and litigation; litigation in general; risks in technology development and commercialization; risks in product development and market acceptance of and demand for the Company's products; risks associated with competition and competitive pricing pressures; risks associated with international sales, including foreign currency risks; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including but not limited to, the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements should be considered in light of all these factors. The information contained in this press release is applicable only today and should thereafter be considered historical and will no longer constitute the Company's current expectations. The Company undertakes no obligation to update information contained in this press release.

[CONCORED LOGO]                           Concord Communications, Inc.
                                 Condensed Consolidated Statements of Operations
                                   (Unaudited, in thousands, except share data)

                                                               Three Months Ended
                                                          ------------------------------
                                                            March 31,         March 31,
                                                              2003              2002
                                                          ------------      ------------
Revenues:
 Product                                                  $     12,909      $    14,060
 Services                                                       11,208           10,177
                                                          ============      ============
  Total revenues                                                24,117           24,237
                                                          ------------      ------------
Cost of revenues                                                 4,631            4,385
                                                          ============      ============
Gross profit                                                    19,486           19,852
                                                          ============      ============
Operating expenses:
 Research and development                                        5,427            5,741
 Selling and marketing                                          11,365           12,134
 General and administrative                                      2,245            2,055
 Equity-based compensation expense                                  20               33
                                                          ============      ============
  Total operating expenses                                      19,057           19,963
                                                          ============      ============
Income (loss) from operations                                      429             (111)
Other income, net                                                  493              747
                                                          ------------      ------------
Income before income taxes                                         922              636
                                                          ------------      ------------
Provision for income taxes                                          86              147
                                                          ------------      ------------
Net income                                                $        836     $        489
                                                          ============      ============
Net income per common and potential common share:
 Basic                                                    $       0.05      $       0.03
 Diluted                                                  $       0.05      $       0.03
 Fully-taxed pro forma diluted without unusual items**    $       0.04      $       0.03


** excludes equity-based compensation expense and assumes a 28% pro-forma tax rate.


Weighted average common shares outstanding                  17,254,342       16,931,200
Diluted weighted average common and potential
 common shares outstanding                                  17,448,566       18,025,665


PRO FORMA FINANCIAL RESULTS

We prepare and release quarterly unaudited financial statements prepared in accordance with generally accepted accounting principles ("GAAP"). We also disclose and discuss certain pro forma financial information, used to evaluate our performance, in this and other earnings releases and investor conference calls. We believe that current shareholders and potential investors in our company use multiples of pro-forma EPS in making investment decisions about our company. We use pro-forma EPS to evaluate the results of our ongoing operations. This measure, and other pro-forma information, should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America ("U.S. GAAP") such as net income and net cash provided by operations and should not be considered measures of our liquidity. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies. Our key non-GAAP measure is:

                                 PRO-FORMA EPS

      Pro-forma EPS is calculated by dividing pro-forma net income by the diluted number of shares. Pro-forma Net Income excludes certain non-cash and special charges, consisting primarily of non-cash compensation charges and transaction costs associated with acquisitions. This proforma calculation also substitutes GAAP tax provisions with a "pro forma" tax rate. Transaction costs associated with acquisitions are excluded as management considers these costs non-recurring in nature. Equity base compensation expenses have been excluded in past proforma reporting; thus, the exclusion of this non-cash expense provides a better comparison with historical results.

      We have substantial deferred tax assets and have not recorded significant federal tax provision in many reporting periods. This has caused our GAAP tax rate to fluctuate; thus, pro-forma tax rate provides a better estimate of our long term tax rate. The GAAP tax provision relates mostly to state and foreign taxes only, in many periods.

RECONCILIATION

      The table below reconciles Operating Income to Pro-forma Net Income for the first quarter ended 2003 vs. 2002:




In thousands, except per share data                March 31,      March 31,
                                                     2003           2002
                                                  ----------     ----------
Reconciliation of GAAP & Proforma Net Income:
 Net income                                       $      836     $      489
 Add: Provision for income taxes                          86            147
 Equity-based compensation expense                        20             33
                                                 ----------     ----------
 Proforma income before income taxes                     942            669
                                                 ----------     ----------
 Proforma income taxes (Pro-forma rate: 28%)             264            187
                                                  ----------     ----------
 Proforma net income                              $      678     $      482
                                                  ==========     ==========

 Pro forma net income per diluted share:          $     0.04     $     0.03

Diluted weighted average common and potential
 common shares outstanding                        17,448,566     18,025,665



[CONCORD LOGO]                                  Concord Communications, Inc.
                                           Condensed Consolidated Balance Sheets
                                                            As of
                                                 (Unaudited, in thousands)

                                                         March 31,    December 31,
                                                           2003           2002
                                                         ---------    ------------
Assets
 Current assets:
  Cash, cash equivalents and marketable securities       $ 76,792      $ 73,670
  Accounts receivable, net                                 18,857        17,417
  Other current assets                                      2,501         2,882
                                                         --------      --------
   Total current assets                                    98,150        93,969
Equipment and improvements, net                             7,428         8,245
Deferred tax and other assets                               3,809         3,716
                                                         --------      --------
   Total Assets                                          $109,387      $105,930
                                                         ========      ========

Liabilities and Stockholders' Equity
 Current liabilities:
  Accounts payable and accrued expenses                  $ 13,947      $ 13,646
  Deferred revenue                                         25,722        23,348
                                                         --------      --------
   Total current liabilities                               39,669        36,994
                                                         --------      --------
Common stock, deferred compensation, unrealized gain
 on marketable securities and additional paid-in          101,359       101,413
 capital
Accumulated deficit                                       (31,641)      (32,477)
                                                         --------      --------
   Total stockholders' equity                              69,718        68,936
                                                         --------      --------

Total Liabilities and Stockholders' Equity               $109,387      $105,930
                                                         ========      ========